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                                   PROSPECTUS

        This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

                     ATLANTIC CENTRAL ENTERPRISES, LIMITED
                              150,000 Common Stock

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        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                     ATLANTIC CENTRAL ENTERPRISES, LIMITED
                          CONSULTING/COMPENSATION PLAN

        Common Stock of Atlantic Central Enterprises, Limited (the "Company") covered by this Prospectus may be issued from time to time to consultants and professionals ("Selling Shareholders") pursuant to the Consulting/Compensation Plan ("Plan").

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        THIS PROSPECTUS MAY NOT BE USED FOR REOFFERS OR RESALES OF COMMON STOCK
ACQUIRED HEREUNDER. AN "AFFILIATE" OF THE COMPANY, AS DEFINED IN RULE 405 OF THE GENERAL RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, MAY PUBLICLY REOFFER OR RESELL COMMON STOCK ACQUIRED HEREUNDER ONLY PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION SUCH AS PROVIDED IN RULE 144 UNDER THE SECURITIES ACT OF 1933.

        A BENEFICIAL OWNER OF MORE THAN 10% OF THE COMMON STOCK OF THE COMPANY SHOULD CONSIDER THE APPLICABILITY OF SECTIONS 16(a) AND 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934 IN CONNECTION WITH THE ACQUISITION AND THE DISPOSITION OF THE COMMON STOCK OF THE COMPANY ACQUIRED PURSUANT TO THE PLAN.

        IT IS ADVISABLE FOR SELLING SHAREHOLDERS TO CONSULT WITH LEGAL COUNSEL CONCERNING THE SECURITIES AND TAX LAW IMPLICATIONS OF THE ACQUISITION OF SHARES UNDER THE PLAN OR THE DISPOSITION OF SUCH SHARES.

                 The date of this Prospectus is March 25, 1997


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        The Selling Shareholders may offer the Common Stock from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Common Stock to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Common Stock for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution").

     The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders. The Company has agreed to bear all expenses of this Offering, other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders.

                             AVAILABLE INFORMATION

        The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (26 Federal Plaza, New York, New York 10278), and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

        The Company periodically sends annual reports to its shareholders. The Company's annual reports include the Company's financial independent certified public accountants.

                      DOCUMENTS INCORPORATED BY REFERENCE

        The Company will provide, without charge, to each person to whom a copy of the Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents less such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:

                      Atlantic Central Enterprises, Limited
                                  Cedar House
                                41 Cedar Avenue
                             Hamilton HM12, Bermuda
                              Tel: (441) 295-2244
                              Attention: Secretary


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        The following documents filed with the Commission by the Company
(Commission File No. 0-21891) are hereby incorporated by reference into this
Prospectus:

        The Company's Annual Report on Form 10-KSB for the year ending February 29, 1996 and all documents to be filed with the Commission by the Company pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.

                                USE OF PROCEEDS

        All of the shares offered by this Prospectus are being offered by an owner of the Company's Common Stock (the Selling Shareholders) and were issued by the Company as payment for services rendered. None of the proceeds from this Offering will be received by the Company. Expenses expected to be incurred by the Company in connection with this offering are estimated to be approximately $5,000. The Selling Shareholders will pay all commission and other compensation to any securities broker/dealers through which he sells any of the Common Stock.

                              SELLING SHAREHOLDERS

        The Company may issue up to 150,000 shares of its Common Stock to the Selling Shareholders as payment for services provided to the Company. The Company has filed a Form S-8 registration statement under the Securities Act of 1933, of which this Prospectus forms a part with respect to the resale of the market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

        The Selling Shareholders may sell the Shares offered by this Prospectus from time to time in negotiated transactions in the over-the-counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Common Stock to or through broker/dealers, and such brokers commissions from the Selling Shareholders and/or the purchasers of the Common Stock for whom such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation).

        The Selling Shareholder and any broker/dealers who act in connection with the sale of the Common Stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and profit on any resale of the Common Stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

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        The Company has advised the Selling Shareholders that they and any securities broker/dealers or other who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirement under the Securities Act of 1933. The Company has also advised the Selling Shareholders that in the event of a "distribution" of the shares owned by the Selling Shareholders, such Selling Shareholders, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 until their participation in that distribution is completed. A "distribution" as defined in Rule 10b-6 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". The Company has also advised the Selling Shareholders that Rule 10b-7 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

        Rule 10b-6 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 10b-6 applies to the offer and sale of any of the Common Stock, then participating broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Common Stock and may not recommence market-making activities until their participation in the distribution has been completed. If Rule 10b-6 applies to one or more of the principal market-makers in the Company's, the market price of such stock could be adversely affected.

                     RESTRICTIONS ON RESALE OF COMMON STOCK

        Common Stock acquired under the Plan by an affiliate may be resold only pursuant to the registration requirements of Securities Act of 1933, Rule 144, or another applicable exemption therefrom. Generally, sales of securities, including Common Stock of the Company acquired pursuant to the Plan are subject to anti-fraud provisions contained in federal and state securities laws. Acquisitions and dispositions of Common Stock of the Company
(including the Common Stock acquired pursuant to the Plan) by a beneficial owner of more than 10% of the Common Stock may give rise to the right of the Company to recapture any profit from such transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934.

        It is advisable for Selling Shareholders to consult with legal counsel concerning the securities law implications of the acquisition of Common Stock under the Plan and the disposition of such shares.

                             REGISTRANT INFORMATION

        All documents that are incorporated by reference into the Registration Statement of which this Prospectus forms a part are hereby incorporated by reference into this Prospectus.

        The information contained in this Prospectus may be supplemented or updated from time to time by means of appendices, prospectus supplements, post-effective amendments or a combination of such means. In addition, as described above certain documents filed with the Commission by the Company are incorporated by reference into this Prospectus.



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